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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) MARCH 27, 1998

                       ALEXANDER HAAGEN PROPERTIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MARYLAND           COMMISSION FILE: 1-12588       95-4444963
   (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                           3500 SEPULVEDA BOULEVARD
                      MANHATTAN BEACH, CALIFORNIA, 90266
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 546-4520

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 27, 1998, Alexander Haagen Properties Operating Partnership, L.P., ("OP"), a partnership in which Alexander Haagen Properties, Inc. (collectively the "Company") is the sole general partner, completed the acquisition of five shopping centers for approximately $60,262,000 pursuant to certain contribution agreements attached as exhibits hereto. The properties were individually purchased from partnerships controlled by Hughes Investments (the "Sellers") an unaffiliated entity.

The five centers consist of the following:

          Loma Square, a 210,704 square foot shopping center located in San Diego, California. The center is 93% leased and is anchored by Circuit City, Sav-on Drugs, TJ Maxx, Henry's Marketplace, and Super Crown Books.

          North County Plaza, a 153,325 square foot shopping center located adjacent to the Plaza Camino Real regional mall in Oceanside, California. The center is 84% leased and is anchored by Marshall's, Michaels and Kids R Us.

          Center of El Centro, a 178,889 square foot shopping center located in El Centro, California. The center is 97% leased and is anchored by Sears, Mervyn's and Miller's Outpost.

          Vineyards Marketplace, a 56,035 square foot shopping center located in Rancho Cucamonga, California. The center is 73% leased and is anchored by Albertson's (non-owned) and Sav-on Drugs.

          Bakersfield Shopping Center, a 14,115 square foot shopping center located in Bakersfield, California. The center is 90% leased.

In addition, the Company entered into an agreement to purchase a sixth shopping center for approximately $5.1 million from a Hughes Investments controlled entity. This purchase of Mineral King Plaza, a 39,000 square foot center located in Visalia, California, which is 87% leased is expected to close by the end of April 1998.

Funding for the acquisitions was accomplished through the assumption of a $19,000,000 mortgage note payable to The Prudential Insurance Company of America which bears interest at 9.31% and matures on August 15, 1999, the assumption of a $14,422,000 mortgage note payable to The Travelers Insurance Company which bears interest at 10.375% and matures on January 1, 2003, the issuance of approximately $9.9 million in OP Units to the Sellers (comprising 616,852 OP units) and approximately $17 million drawn on the Company's credit facility with The Chase Manhattan Bank.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial Statements of properties acquired.

          The required financial statements will be filed within 60 days.

  (b) Pro forma financial information.

          The required pro forma financial information will be filed within 60 days.

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(c) Exhibits.


EXHIBIT
 NO.

10.37 Contribution Agreement - Basic Economic Terms (El Centro Center) by and between Center of El Centro and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.38 Amendment No. 1 to Contribution Agreement - Basic Economic Terms (El Centro Center) by and between Center of El Centro and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.39 Amendment No. 2 to Contribution Agreement - Basic Economic Terms (El Centro Center) by and between Center of El Centro and Alexander Haagen Properties Operating Partnership, L.P., dated March 26, 1998
10.40 Contribution Agreement - Basic Economic Terms (Wilson - Wible) by and between Hughes Investments and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.41 Amendment No. 1 to Contribution Agreement - Basic Economic Terms (Wilson - Wible) by and between Hughes Investments and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.42 Amendment No. 2 to Contribution Agreement - Basic Economic Terms (Wilson - Wible) by and between Hughes Investments and Alexander Haagen Properties Operating Partnership, L.P., dated March 26, 1998
10.43 Contribution Agreement - Basic Economic Terms (Loma Square) by and between Hughes/Loma Square Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.44 Amendment No. 1 to Contribution Agreement - Basic Economic Terms (Loma Square) by and between Hughes/Loma Square Associates Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.45 Amendment No. 2 to Contribution Agreement - Basic Economic Terms (Loma Square) by and between Hughes/Loma Square Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 26, 1998
10.46 Contribution Agreement - Basic Economic Terms (Vineyards) by and between Hughes Miliken Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.47 Amendment No. 1 to Contribution Agreement - Basic Economic Terms (Vineyards) by and between Hughes Miliken Associates Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.48 Amendment No. 2 to Contribution Agreement - Basic Economic Terms (Vineyards) by and between Hughes Miliken Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 26, 1998
10.49 Contribution Agreement - Basic Economic Terms (North County) by and between Hughes North County Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.50 Amendment No. 1 to Contribution Agreement - Basic Economic Terms (North County) by and between Hughes North County Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 23, 1998
10.51 Amendment No. 2 to Contribution Agreement - Basic Economic Terms (North County) by and between Hughes North County Associates and Alexander Haagen Properties Operating Partnership, L.P., dated March 26, 1998
10.52    General Conditions to Contribution Agreement dated as of January 16,
         1998

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                                  SIGNATURES

 Pursuant to the requirements of the Securities exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       ALEXANDER HAAGEN PROPERTIES, INC.

Date: April 10, 1998
                       By: /s/ Stuart J.S. Gulland
                           ----------------------------
                               Stuart J.S. Gulland
                           Senior Vice-President and Chief Financial Officer